EXHIBIT 10.39

SECURITIES PURCHASE AGREEMENT

Dated as of February 28, 2008

by and among

CHALLENGER POWERBOATS, INC.

and

THE PURCHASERS LISTED ON EXHIBIT A

TABLE OF CONTENTS

Page
Section

1.	Closing

2.	Purchaser’s Representations and Warranties

3.	Company Representations and Warranties

4.	Regulation D Offering

5.	Conditions

6.	Survival of Representations, Warranties and Agreements

7.	Covenants of the Company

8.	Covenants of the Company and Purchaser Regarding Indemnification.

9.	Registration Rights

10.	Miscellaneous.

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of February 28, 2008, by and among Challenger Powerboats, Inc., a Nevada corporation (the “Company”), and the purchasers identified on the signature page hereto (each a “Purchaser” and if more than one, collectively “Purchasers”).

WHEREAS, the Company and the Purchasers are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the provisions of Section 4(2) and/or Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the “1933 Act”); and

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Purchasers, as provided herein, and the Purchasers, in the aggregate, shall purchase up to 3,500,000 Units, each consisting 35,000 shares of the Company’s 8% Convertible Preferred Stock, one Series A Warrant to purchase the Company’s common stock, par value $0.001 (the “Common Stock”) and one Series B warrant to purchase Common Stock (collectively, the “Units” or the “Securities”) for an aggregate gross purchase price of up to three million five hundred thousand dollars ($3,500,000) (the “Purchase Price”).  The price per Unit will equal $100 (the “Per Unit Price”).

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement each of the Purchasers, severally and not jointly, and the Company hereby agree as follows:

1.             Closing.  Subject to the satisfaction or waiver of the terms and conditions of this Agreement, on the Closing Date, each Purchaser shall purchase and the Company shall sell to each Purchaser that number of Units indicated on such Purchaser’s signature page hereto.  The product of (a) the aggregate number of Units to be purchased by the Purchasers on the Closing Date and (ii) the Per Unit Price shall be equal to the Purchase Price.  The consummation of the transactions contemplated herein shall take place at the offices of Trombly Business Law, 1320 Centre Street, Suite 202, Newton, Massachusetts 02459 within three (3) business days of the date hereof (the “Closing”).  As used in this Agreement, “Closing Date” means the date of the Closing.  The following deliveries shall be made at the Closing:

(a)           Deliveries by the Purchasers.  At the Closing, each Purchaser shall deliver to the Company the Purchase Price by wire transfer of immediately available funds to an account designated by the Company as set forth on Schedule I hereto, which funds will be delivered to the Company in consideration of the Units issued at the Closing.

(b)           Deliveries by the Company.  At the Closing, the Company shall deliver to each Purchaser the Securities by physical delivery of the certificates representing the Units purchased by such Purchaser to each Purchaser directly.

2.             Purchaser’s Representations and Warranties.  Each Purchaser hereby represents and warrants to and agrees with the Company only as to such Purchaser that:

(a)           Organization and Standing of the Purchaser.  If such Purchaser is not a natural person, such Purchaser is a corporation, partnership or other entity duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite corporate power to own its assets and to carry on its business.

(b)           Authorization and Power.  Each Purchaser has the requisite power and authority to enter into and perform this Agreement and to purchase the Units being sold to it hereunder.  If such Purchaser is not a natural person, the execution, delivery and performance of this Agreement by such Purchaser and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or partnership action, and no further consent or authorization of such

Purchaser or its Board of Directors, stockholders, partners, members, as the case may be, is required.  This Agreement has been duly authorized, executed and delivered by such Purchaser and constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with the terms thereof, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity.

(c)           No Conflicts.  The execution, delivery and performance of this Agreement and the consummation by such Purchaser of the transactions contemplated hereby or relating hereto do not and will not (i) if such Purchaser is not a natural person, result in a violation of such Purchaser’s charter documents or bylaws or other organizational documents or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument or obligation to which such Purchaser is a party or by which its properties or assets are bound, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Purchaser or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on such Purchaser).  Such Purchaser is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or to purchase the Units in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, such Purchaser is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

(d)           Receipt of Information.  The Purchaser has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the sale of the Units and the business, properties, prospects and financial condition of the Company and to obtain any additional information requested and has received and considered all information it deems relevant to make an informed decision to purchase the Units.  Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel shall modify, amend or affect such Purchaser’s right to rely on the truth, accuracy and completeness of such information and the Company’s representations and warranties contained in this Agreement.

(e)           Information on Purchaser.  The Purchaser is an “accredited investor,” as such term is defined in Regulation D promulgated by the Commission under the 1933 Act, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable the Purchaser to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase of the Securities, which represents a speculative investment.  The Purchaser has the authority and is duly and legally qualified to purchase and own the Securities.  The Purchaser is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof.  The information set forth on the signature page hereto regarding the Purchaser is accurate.

(f)           Purchase of Securities.  On the Closing Date, the Purchaser will purchase the Securities for its own account for investment only and not with a view toward, or for resale in connection with, the public sale or any distribution thereof, but Purchaser does not agree to hold the Securities for any minimum amount of time.

(g)           Compliance with 1933 Act.  The Purchaser understands and agrees that the Securities have not been registered under the 1933 Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the 1933 Act (based in part on the accuracy of the representations and warranties of Purchaser contained herein), and that such Securities must be held indefinitely unless a subsequent disposition is registered under the 1933 Act or any applicable state securities laws or is exempt from such registration.  Notwithstanding anything to the contrary contained in this Agreement, such Purchaser may transfer (in compliance with applicable law) the Securities to its

Affiliates (as defined below) provided that each such Affiliate is an “accredited investor” under Regulation D and such Affiliate agrees to be bound by the terms and conditions of this Agreement.  For the purposes of this Agreement, an “Affiliate” of any person or entity means any other person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such person or entity.  Affiliate when employed in connection with the Company includes any Subsidiary of the Company.  For purposes of this definition, “control” means the power to direct the management and policies of such person or firm, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.  Furthermore, the Company acknowledges and agrees that Purchaser may from time to time pledge, in accordance with the requirements of the 1933 Act, pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Purchased Securities to a financial institution that is an “accredited investor” under Regulation D and, if required under the terms of such arrangement, in accordance with applicable law, including, but not limited to, the 1933 Act, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties.  Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith, except as provided in the last sentence of this paragraph (g).  Further, no notice shall be required of such pledge.  At the expense of the Purchaser who shall have pledged or otherwise granted a security interest in its Securities, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, the preparation and filing of any required prospectus supplement under Rule 424(b) under the 1933 Act or other applicable provision of the 1933 Act to appropriately amend the list of selling stockholders thereunder; provided, however, that, prior to any such amendment of any prospectus supplement, the Company may, at its option, require an opinion of counsel reasonably acceptable to the Company that the registration of such pledge or transfer was not required under the 1933 Act.

(h)           Legend.  The Securities shall bear the following or similar legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO CHALLENGER POWERBOATS, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.”

(i)            Communication of Offer.  The offer to sell the Units was directly communicated to the Purchaser by the Company.  At no time was the Purchaser presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

(j)            No Governmental Review.  Each Purchaser understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Securities or the suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(k)           Correctness of Representations.  Each Purchaser represents as to such Purchaser that the foregoing representations and warranties are true and correct as of the date hereof and, unless a Purchaser otherwise notifies the Company prior to the Closing Date, shall be true and correct as of the Closing Date.

(l)            Restrictions on Short Sales.  Neither the Purchaser nor any Affiliate of such Purchaser which (i) had knowledge of the transactions contemplated hereby, (ii) has or shares discretion relating to such Purchaser’s investments or trading or information concerning such Purchaser’s investments, including in respect of the Units, or (iii) is subject to such Purchaser’s review or input concerning such Affiliate’s investments or trading, has or will, directly or indirectly, during the period beginning on the date on the Company, first contacted such Purchaser regarding the transactions contemplated by this Agreement until the “Effective Date” (as defined in Section 7(b) hereof) , engage in (i) any “short sales” (as such term is defined in Rule 3b-3 promulgated under the 1934 Act) of the Common Stock, including, without limitation, the maintaining of any short position with respect to, establishing or maintaining a “put equivalent position” (within the meaning of Rule 16a-1(h) under the 1934 Act) with respect to, entering into any swap, derivative transaction or other arrangement (whether any such transaction is to be settled by delivery of shares of Common Stock, other securities, cash or other consideration) that transfers to another, in whole or in part, any economic consequences or ownership, or otherwise dispose of, any of the Securities by the Purchaser or (ii) any hedging transaction which establishes a net short position with respect to the Shares (clauses (i) and (ii) together, a “Short Sale”); except for (A) Short Sales by the Purchaser or Affiliate of such Purchaser which was, prior to the date on which such Purchaser was first contacted by the Company regarding the transactions contemplated by this Agreement, a market maker for the Common Stock, provided that such Short Sales are in the ordinary course of business of such Purchaser or Affiliate of such Purchaser and are in compliance with the 1933 Act, the rules and regulations of the 1933 Act and such other securities laws as may be applicable, (B) Short Sales by the Purchaser or an Affiliate of such Purchaser which by virtue of the procedures of such Purchaser are made without knowledge of the transactions contemplated by this Agreement or (C) Short Sales by the Purchaser or an Affiliate of such Purchaser to the extent that such Purchaser or Affiliate of such Purchaser is acting in the capacity of a broker-dealer executing unsolicited third-party transactions.

3.             Company Representations and Warranties.  The Company represents and warrants to and agrees with each Purchaser that except as set forth in the Reports and as otherwise qualified in the Transaction Documents:

(a)           Due Incorporation.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power to own its properties and to carry on its business is disclosed in the Reports.  The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect.  Each Subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with corporate power and authority to own its properties and conduct its business as described in the Reports, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except for such jurisdictions wherein the failure to be so qualified and in good standing would not individually or in the aggregate have a Material Adverse Effect.  All Subsidiaries and their respective jurisdictions of incorporation are identified on Schedule 3(a) hereto.  Except as disclosed in Schedule 3(a) hereto, all of the outstanding capital stock or other voting securities of each subsidiary is owned by the Company, directly or indirectly, free and clear of any lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities).  For purpose of this Agreement, a “Material Adverse Effect” shall mean a material adverse effect on the financial condition, results of operations, properties or business of the Company and its Subsidiaries taken individually, or in the aggregate, as a whole.  For purposes of this Agreement, “Subsidiary” means, with respect to any entity at any date, any corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity) of which more than 50% of (i) the outstanding capital stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors or other managing body of such entity, (ii) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (iii) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such entity.

(b)           Outstanding Stock.  All issued and outstanding shares of capital stock of the Company and each of the Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable.

(c)           Authority; Enforceability.  The Company has the requisite power and authority to enter into and perform this Agreement and any other agreements delivered together with this Agreement or in connection herewith (collectively, the “Transaction Documents”) and to perform its obligations hereunder.  The execution, delivery and performance of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company’s Board of Directors or the Company’s stockholders is required.  The Transaction Documents have been duly authorized, executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity.

(d)           Additional Issuances.  There are no outstanding agreements or preemptive or similar rights affecting the Common Stock or other capital stock of the Company and no outstanding rights, warrants or options to acquire, securities or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of any shares of Common Stock or other capital stock of the Company or other equity interest in any of the Subsidiaries of the Company except as described on Schedule 3(d).  There are no outstanding obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any outstanding securities of the Company or any Subsidiary.

(e)           Consents.  No consent, approval, authorization , order, registration, filing or qualification of or with the Over-the-Counter Bulletin Board (the “Bulletin Board”) or any court, governmental, regulatory or self-regulatory agency or body or arbitrator having jurisdiction over the Company is required for the valid authorization, execution, delivery and performance by the Company of the Transaction Documents and compliance and performance by the Company of its obligations under the Transaction Documents, including, without limitation, the issuance and sale of the Securities, except for such consents, approvals, authorizations, registrations, filings or qualifications as may be required under the Securities Act or state securities or “blue sky” laws.

(f)            No Violation or Conflict.  Assuming the representations and warranties of the Purchasers in Section 4 are true and correct, neither the issuance and sale of the Securities nor the performance of the Company’s obligations under this Agreement and all other agreements entered into by the Company relating thereto by the Company will violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (A) the articles or certificate of incorporation, charter or bylaws of the Company, (B) to the Company’s knowledge, any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Company of any court, governmental agency or body, or arbitrator having jurisdiction over the Company or any of its subsidiaries or over the properties or assets of the Company, (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Company or subsidiaries is a party, by which the Company or subsidiaries is bound, or to which any of the properties of the Company or any of its Affiliates or subsidiaries is subject, or (D) the terms of any “lock-up” or similar provision of any underwriting or similar agreement to which the Company, or any of its Affiliates or Subsidiaries is a party except in the case of clauses (B) and (C) above the violation, conflict, breach, or default of which would not have a Material Adverse Effect on the Company.

(g)           The Securities.  The Securities upon issuance:

are, or will be, free and clear of any security interests, liens, claims or other encumbrances, subject to restrictions upon transfer under the 1933 Act and any applicable state securities laws;

when issued as described in this Agreement, will be duly and validly issued, fully paid and nonassessable and, if registered pursuant to the 1933 Act and resold pursuant to an effective registration statement, will be free trading and unrestricted;

will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company;

will not subject the Purchasers thereof to personal liability by reason of being holders of the Securities; and

will have been issued in reliance upon an exemption from the registration requirements of and will not result in a violation of Section 5 under the 1933 Act, provided that Purchaser’s representations herein are true and accurate.

(h)           Litigation.  Other than as described in the Reports, there is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its Affiliates that would affect the execution by the Company or the performance by the Company of its obligations under the Transaction Documents.  Except as disclosed in the Reports, there is no pending or, to the best knowledge of the Company, basis for or threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its Affiliates which, if determined adversely to the Company, would have a Material Adverse Effect.

(i)            Reporting Company.  The Company is a publicly-held company subject to reporting obligations pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the “1934 Act”) and has a class of common shares registered pursuant to Section 12(g) of the 1934 Act.  The Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006  (the “Form 10-KSB”), its quarterly report on Forms 10-QSB for the fiscal quarters ended March 31, 2007, June 30, 2007, as amended, and September 30, 2007 (the “Forms 10-QSB”), any Current Report on Form 8-K for events occurring since December 31, 2006 (“Form 8-Ks”) and the Company’s definitive information statements filed on May 4, 2007 and June 12, 2007 (the “Proxy Statements”) filed by the Company with the Commission (the Form 10-KSB, the Forms 10-QSB, the Form 8-Ks and the Proxy Statements are collectively referred to herein as the “Reports”) are publicly available on the Commission’s Electronic Data Gathering, Analysis and Retrieval system.  Pursuant to the provisions of the 1934 Act and the rules promulgated thereunder, the Company has timely filed all reports and other materials required to be filed thereunder with the Commission during the preceding twenty-four months.  Each of the Reports, as of the respective dates thereof (or, if amended or superseded by a filing or submission, as the case may be, prior to the Closing Date, then on the date of such filing or submission, as the case may be), (i) did not contain any untrue statement of a material fact nor omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading and (ii) complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission promulgated thereunder applicable to such Report; and neither the Company nor any of its officers has received notice from any governmental entity questioning or challenging the accuracy, completeness, form or manner of filing or submission of such Report.

(j)            No Market Manipulation.  The Company has not taken, and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Securities or affect the price at which the Securities may be issued or resold.

(k)           Information Concerning the Company.

(i)            The consolidated financial statements of the Company included in the Reports (i) comply in all material respects with the rules and regulations of the Commission with respect thereto as were in effect at the time of filing and (ii) present fairly, in accordance with United States generally accepted accounting principles (“GAAP”), consistently applied, the financial position of the Company as of the dates indicated therein, and the results of its operations and cash flows for the periods therein specified, subject, in the case of unaudited financial statements for interim periods, to normal, immaterial year-end audit adjustments.  Since the last day of the fiscal year of the most recent audited financial statements included in the Reports (“Latest Financial Date”), and except as disclosed in the Reports or the Schedules hereto, there has been no Material Adverse Effect.

(ii)          The Company and its Subsidiaries have good and marketable title to all the real property and owns all other properties and assets, reflected as owned in the financial statements included in the Reports, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those, if any, reflected in such financial statements or which are not material to the Company and its Subsidiaries taken as a whole.  The Company and its Subsidiaries hold their respective leased real and personal properties under valid and binding leases, except where the failure to do so would not reasonably be expected to individually or in the aggregate have a Material Adverse Effect.

(l)            Stop Transfer.  The Securities, when issued, will be restricted securities.  The Company will not issue any stop transfer order or other order impeding the sale, resale or delivery of any of the Securities, except as may be required by any applicable federal or state securities laws and unless contemporaneous notice of such instruction is given to the Purchaser.

(m)          Defaults.  The Company is not in violation of its articles of incorporation, amended, or bylaws.  The Company is (i) not in default under or in violation of any other material agreement or instrument to which it is a party or by which it or any of its properties are bound or affected, which default or violation would have a Material Adverse Effect on the Company, (ii) not in default with respect to any order of any court, arbitrator or governmental body or subject to or party to any order of any court or governmental authority arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters, or (iii) to its knowledge not in violation of any statute, rule or regulation of any governmental authority which violation would have a Material Adverse Effect on the Company.  The conduct of the business of the Company and each of its Subsidiaries is in compliance in all respects with applicable laws, rules and regulations of governmental and regulatory bodies, except where the failure to be in compliance would not individually or in the aggregate have a Material Adverse Effect.

(n)           No Integrated Offering.  Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offer of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Bulletin Board, except for such offers or sales which would not, after such integration, cause the transactions contemplated herein to violate the 1933 Act or any applicable stockholder approval provisions.  Nor will the Company or any of its Affiliates or subsidiaries take any action or steps that would cause the offer or issuance of the Securities to be integrated with other offerings.  The Company will not conduct any offering other than the transactions contemplated hereby that will be integrated with the offer or issuance of the Securities, except for such offerings which would not, after such integration, cause the transactions contemplated herein to violate the 1933 Act or any applicable stockholder approval provisions.

(o)           No General Solicitation.  Neither the Company, nor any of its Affiliates, nor to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Units.

(p)           Listing.  The Common Stock is quoted on the Bulletin Board under the symbol CPBI.  The Company has not received any oral or written notice that the Common Stock is not eligible nor will become ineligible for quotation on the Bulletin Board nor that the Common Stock does not meet all requirements for the continuation of such quotation.  The Company satisfies all the requirements for the continued quotation of the Common Stock on the Bulletin Board.

(q)           No Undisclosed Liabilities.  The Company has no liabilities or obligations which are material, individually or in the aggregate, which are not disclosed in the Reports, other than those incurred in the ordinary course of the Company’s businesses since December 31, 2006 and which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect other than as set forth in Schedule 3(q).

(r)            No Undisclosed Events or Circumstances.  Since December 31, 2006, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the Reports.

(s)           Capitalization.  The authorized and outstanding capital stock of the Company and Subsidiaries as of the date of this Agreement and the Closing Date (not including the Securities) are set forth on Schedule 3(d).  Except as set forth on Schedule 3(d), there are no options, warrants, or rights to subscribe to, securities, rights or obligations convertible into or exercisable or exchangeable for or giving any right to subscribe for any shares of capital stock of the Company or any of its Subsidiaries.  All of the outstanding shares of Common Stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable.

(t)            Internal Accounting Controls.  The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(u)           Dilution.  The Company’s executive officers and directors understand the nature of the Securities being sold hereby and recognize that the issuance of the Securities will have a potential dilutive effect on the equity holdings of other holders of the Company’s equity or rights to receive equity of the Company.  The board of directors of the Company has unanimously concluded, in its good faith business judgment that the issuance of the Securities is in the best interests of the Company.

(v)           No Disagreements with Accountants and Lawyers.  There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company, including but not limited to disputes or conflicts over payment owed to such accountants and lawyers.

 (w)          DTC Status/Transfer Agent.  The Company’s transfer agent is eligible to participate in and the Common Stock is eligible for transfer pursuant to the Depository Trust Company Automated Securities Transfer Programs.  The name, address, telephone number, fax number, contact person and email address of the Company transfer agent are set forth on Schedule 3(w) hereto.

(x)            Investment Company.  Neither the Company nor any Affiliate is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(y)           Transactions With Officers and Directors.  Except as disclosed in the Reports, none of the officers or directors of the Company has entered into any transaction with the Company that would be required to be disclosed pursuant to Item 404 of Regulation S-K of the Commission.

(z)            Sarbanes-Oxley Act.  The Company is in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and the rules and regulations promulgated thereunder, that are effective and for which compliance by the Company is required as of the date hereof and intends to comply with other applicable provisions of the Sarbanes-Oxley Act, and the rules and regulations promulgated thereunder, upon the effectiveness of such provisions or the date by which compliance therewith by the Company is required.

(aa)         Material Non-Public Information.  The Company has not provided, and will not provide, to the Purchasers any material non-public information other than information related to the transactions contemplated by this Agreement, all of which information shall be disclosed by the Company pursuant to Section 7(f) hereof.

(bb)         Intellectual Property.  Other than as disclosed in the Reports, the Company together with its Subsidiaries owns and possesses all right, title and interest in and to, or, to the Company’s knowledge, has duly licensed from third parties, all patents, patent rights, trade secrets, inventions, know-how, trademarks, trade names, copyrights, service marks and other proprietary rights (“Intellectual Property”) material to the business of the Company and its Subsidiaries taken as a whole as currently conducted and as described in the Reports.  To the Company’s knowledge and except as would not individually or in the aggregate have a Material Adverse Effect, there is no infringement or other violation by third parties of any of the Intellectual Property of the Company.  Neither the Company nor any of its Subsidiaries has received any notice of infringement or misappropriation from any third party that has not been resolved or disposed of and, to the Company’s knowledge, neither the Company nor any of its Subsidiaries has infringed or misappropriated the Intellectual Property of any third party, which infringement or misappropriation would individually or in the aggregate have a Material Adverse Effect.  Further, there is no pending or, to the Company’s knowledge and except as would not individually or in the aggregate have a Material Adverse Effect, threatened action, suit, proceeding or claim by governmental authorities or others that the Company is infringing a patent, and there is no pending or, to the Company’s knowledge and except as would not individually or in the aggregate have a Material Adverse Effect, threatened legal or administrative proceeding relating to patents and patent applications of the Company, other than proceedings initiated by the Company before the United States Patent and Trademark Office and the patent offices of certain foreign jurisdictions which are in the ordinary course of patent prosecution.  To the Company’s knowledge, the patent applications of the Company presently on file disclose patentable subject matter, and the Company is not aware of any inventorship challenges, any interference which has been declared or provoked, or any other material fact that (i) would preclude the issuance of patents with respect to such applications, or (ii) would lead such counsel to conclude that such patents, when issued, would not be valid and enforceable in accordance with applicable regulations.

(cc)         Foreign Corrupt Practices.  Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any corrupt funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(dd)         No Registration Rights.  Upon the filing of the Registration Statement (as defined below), no person will have the right, which right has not been waived, to require the Company to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Securities.

(ee)         Subsidiary Representations.  The Company makes each of the representations contained in Sections 3(a), (b), (d), (e), (f), (h), (j), (k), (m), (q), (r), (s), (t), (u), (x), (y), (aa), (bb) and (cc) of this Agreement, as same relate to each Subsidiary of the Company, with the same qualifications to each such representation.

(ff)           Correctness of Representations.  The Company represents that the foregoing representations and warranties are true and correct as of the date hereof in all material respects, and, unless the Company otherwise notifies the Purchasers prior to the Closing Date, shall be true and correct in all material respects as of the Closing Date.

4.             Regulation D Offering.  The offer and issuance of the Securities to the Purchasers is being made pursuant to the exemption from the registration provisions of the 1933 Act afforded by Section 4(2) of the 1933 Act and/or Rule 506 of Regulation D promulgated thereunder.  On the Closing Date, the Company will provide an opinion reasonably acceptable to the Purchasers from the Company’s legal counsel opining on the availability of an exemption from registration under the 1933 Act as it relates to the offer and issuance of the Securities and other matters reasonably requested by Purchasers.

5.             Conditions.  The obligation of each Purchaser to purchase and acquire the Securities hereunder shall be subject to the condition that all representations and warranties and other statements of the Company shall be true and correct as of and on each of the date of this Agreement and the date of the Closing, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the delivery of the legal opinion described in Section 4 above.

6.             Survival of Representations, Warranties and Agreements.  Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Purchasers herein shall survive the execution of this Agreement, the delivery to the Purchasers of the Securities being purchased and the payment therefor, provided that the representations and warranties contained herein shall expire on the one-year anniversary of the Closing Date.

7.             Covenants of the Company.  The Company covenants and agrees with the Purchasers as follows:

(a)           Stop Orders.  The Company will advise the Purchasers, as soon as practicable but, in any event, within one business day after the Company receives notice of issuance by the Commission, any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any securities of the Company, or of the suspension of the qualification of the Common Stock of the Company for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.

(b)           Listing.  The Company shall use its best efforts to maintain listing of the Common Stock on the Bulletin Board, or a listing on any other national securities exchange for at least one year after the effective date of the Registration Statement (the “Effective Date”).

 (c)           Market Regulations.  The Company shall notify the Commission, the Bulletin Board and applicable state authorities, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Purchasers and promptly provide copies thereof to Purchasers.

(d)           Reporting Requirements.  From the date of this Agreement until one year after the Effective Date, the Company will (v) cause the Common Stock to continue to be registered under Section 12(b) or 12(g) of the 1934 Act, (x) comply in all respects with its reporting and filing obligations under the 1934 Act, (y) comply with all reporting requirements that are applicable to an issuer with a class of shares registered pursuant to Section 12(b) or 12(g) of the 1934 Act, as applicable, and (z) comply with all requirements related to the Registration Statement.  The Company will use its best efforts not to take any action or file any document (whether or not permitted by the 1933 Act or the 1934 Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said acts until two (2) years after the Effective Date.  The Company agrees to timely file a Form D with respect to the Securities if required under Regulation D.  Unless all of the Registrable Shares are subject to an effective Registration Statement, the Company will not file with the SEC a registration statement relating to an offering for its own account or the account of others under the 1933 Act of any of its equity securities, other than any registration statement or post-effective amendment to a registration statement (or supplement thereto) relating to the Company’s employee benefit plans or other equity compensation registered on Form S-8.

(e)           Use of Proceeds.  The proceeds received by the Company from the issuance and sale of the Securities may not and will not be used for accrued and unpaid officer and director salaries, payment of financing related debt, redemption of outstanding notes or equity instruments of the Company, litigation related expenses or settlements, nor non-trade obligations outstanding on a Closing Date.

(f)            Disclosure of Transaction.  The Company shall file with the Commission a Current Report on Form 8-K (the “Announcement 8-K”) describing the material terms of the transactions contemplated hereby (and attaching this Agreement as an exhibit) as soon as practicable following the Closing Date but in no event more than two (2) Trading Days following the Closing Date.  “Trading Day” means any day during which the Bulletin Board shall be open for trading.

(g)           Taxes.  From the date of this Agreement and until one year after the Effective Date, the Company will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto, and provided, further, that the Company will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefore.

(h)           Insurance.  From the date of this Agreement and until one year after the Effective Date, the Company will keep its assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion and other risks customarily insured against by companies in the Company’s line of business, in amounts sufficient to prevent the Company from becoming a co-insurer and not in any event less than one hundred percent (100%) of the insurable value of the property insured; and the Company will maintain, with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated and to the extent available on commercially reasonable terms.

(i)            Books and Records.  From the date of this Agreement and until one year after the Effective Date, the Company will keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with generally accepted accounting principles applied on a consistent basis.

(j)            Governmental Authorities.  From the date of this Agreement and until one year after the Closing Date, the Company shall duly observe and conform in all material respects to all valid requirements of governmental authorities relating to the conduct of its business or to its properties or assets.

(k)           Intellectual Property.  From the date of this Agreement and until (i) one year after the Effective Date, or (ii) until all of the Securities have been resold or transferred by all the Purchasers pursuant to the Registration Statement or pursuant to Rule 144, without regard to volume limitations, the Company shall maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights to use intellectual property owned or possessed by it and reasonably deemed to be necessary to the conduct of its business.

(l)            Properties.  For one year after the Effective Date, the Company will keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all necessary and proper repairs, renewals, replacements, additions and improvements thereto; and the Company will at all times comply with each provision of all leases to which it is a party or under which it occupies property if the breach of such provision could reasonably be expected to have a Material Adverse Effect.

8.            Covenants of the Company and Purchaser Regarding Indemnification.

(a)           The Company agrees to indemnify, hold harmless, reimburse and defend the Purchasers, the Purchasers’ officers, directors, agents, Affiliates, counsel, control persons, and principal shareholders, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Purchaser or any such person which results, arises out of or is based upon (i) any material misrepresentation by Company or breach of any warranty by Company in this Agreement, or other agreement delivered pursuant hereto; or (ii) after any applicable notice and/or cure periods, any breach or default in performance by the Company of any covenant or undertaking to be performed by the Company hereunder, or any other agreement entered into by the Company and Purchaser relating hereto.

(b)           Each Purchaser, severally and not jointly, agrees to indemnify, hold harmless, reimburse and defend the Company and each of the Company’s officers, directors, agents, Affiliates, counsel, control persons against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Company or any such person which results, arises out of or is based upon (i) any material misrepresentation by such Purchaser in this Agreement or in any Exhibits or Schedules attached hereto, or other agreement delivered pursuant hereto; or (ii) after any applicable notice and/or cure periods, any breach or default in performance by such Purchaser of any covenant or undertaking to be performed by such Purchaser hereunder, or any other agreement entered into by the Company and Purchasers, relating hereto.

(c)           In no event shall the aggregate liability of any Purchaser or permitted successor of such Purchaser under this Agreement (including, but not limited to, any liability of such Purchaser under Section 9.4 hereof) or any other Transaction Document be greater in amount than the dollar amount of the net proceeds actually received by such Purchaser upon the sale of Registrable Securities (as defined herein).

(d)           The procedures set forth in Section 9.4 shall apply to the indemnification set forth in Sections 8 (a) and 8 (b) above.

9.             Registration Rights.  The Company shall file with the Commission a Form S-1 registration statement (the “Registration Statement”) (or such other form that it is eligible to use), including, without limiting the generality of the foregoing, any financial statements that are required to be filed prior to the effectiveness of such S-1 Registration Statement, in order to register the Registrable Securities for resale and distribution under the 1933 Act within forty-five (45) calendar days after the Closing Date (the “Filing Date”), and use its best efforts to cause it to be declared effective not later than one hundred and twenty (120) calendar days after the Closing Date (the “Effective Date”).  The Company will register all of the Common Stock underlying the Securities (the “Registrable Securities”).

(a)           When declared effective by the Commission, the Registration Statement will comply with Rule 415 under the 1933 Act.  On the effective date of the Registration Statement, the Registration Statement will comply and on the date of the Prospectus, the Prospectus will comply, in all material respects with the applicable provisions of the 1933 Act and the applicable rules and regulations of the Commission thereunder; on the effective date of the Registration Statement, the Registration Statement will not and on the date of the Prospectus, the Prospectus will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made (with respect to the Prospectus), not misleading; and when filed with the Commission, the documents incorporated by reference in the Registration Statement and the Prospectus, taken as a whole, will comply in all material respects with the applicable provisions of the 1934 Act and the applicable rules and regulations of the Commission thereunder.  There will be no material document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed as required.

(b)           The Company will include in such registration statement (i) the information required under the 1933 Act to be so included concerning the Purchasers, as provided by the Purchasers on the Company in writing, including any changes in such information that may be provided by the Purchasers in writing to the Company from time to time, and (ii) a section entitled “Plan of Distribution,” which, at a minimum, states that the selling stockholders may transfer the shares of common stock in various circumstances.

(c)           The Company understands that each Purchaser disclaims being an underwriter, but any Purchaser being deemed an underwriter by the Commission shall not relieve the Company of any obligations it has hereunder; provided, however, that if the Company receives notification from the Commission that a Purchaser is deemed an underwriter, then the period by which the Company is obligated to submit an acceleration request to the Commission shall be extended to the earlier of (i) the 90th day after such Commission notification, or (ii) 120 days after the initial filing of the Registration Statement with the Commission.

9.1           Registration Procedures.  The Company will, as expeditiously as possible:

(a)           after the Effective Date, use its best efforts to prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith (the “Prospectus”) as may be necessary to keep the Registration Statement current, effective and free from any material misstatement or omission to state a material fact for a period not exceeding, with respect to each Purchaser’s Securities purchased hereunder, the earlier of (i) the second anniversary of the Closing Date, (ii) the date on which the Purchaser may sell all Securities then held by the Purchaser without restriction by the volume limitations of Rule 144 of the Securities Act, or (iii) such time as all Securities purchased by the Purchasers in this offering have been sold pursuant to a registration statement;

(b)           promptly notify Purchasers (by telecopier and by e-mail addresses provided by Purchasers) on or before the first business day thereafter that the Company receives notice that (i) the Commission has no comments or no further comments on the Registration Statement, and (ii) the Registration Statement has been declared effective;

(c)           prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus contained therein as may be necessary to keep the Registration Statement effective until such Registration Statement has been effective for a period of two (2) years, and comply with the provisions of the 1933 Act with respect to the disposition of all of the Registrable Securities covered by the Registration Statement in accordance with the Purchasers’ intended method of disposition set forth in such Registration Statement for such period;

(d)           make available to the Purchasers, at the Company’s expense, such number of copies of the Registration Statement and any prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or their disposition of the Registrable Securities or make them electronically available;

(e)           use its commercially reasonable best efforts to register or qualify the Registrable Securities under the securities or “blue sky” laws of such jurisdictions as the Purchasers shall request in writing, provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

(f)            list the Registrable Securities with any securities exchange on which the Common Stock of the Company is then listed;

(g)           notify the Purchasers as soon as possible but, in any event, within one business day of the Company’s becoming aware of the happening of any event as a result of which the prospectus contained in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made; and

(h)           notify the Purchasers within one business day of the Company’s becoming aware of any order of the Commission, state authority or other governmental authority suspending the effectiveness of the Registration Statement.

9.2           Provision of Documents.  In connection with the Registration Statement, each Purchaser will furnish to the Company in writing such information with respect to itself and the proposed distribution by it as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws.  At the request of the Company, the Purchasers will provide the Company with a completed selling shareholder questionnaire within five business days following Closing.  Purchasers will respond in writing to any requests from the Commission for information, whether asked for in a comment letter or orally via the Company or Company counsel within five business days after the Company or its representatives have notified the Purchasers of the request.

9.3           Expenses.  All expenses incurred by the Company in complying with Section 9, including, without limitation, all registration and filing fees, printing expenses (if required), fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including reasonable counsel fees) incurred in connection with complying with state securities or “blue sky” laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, and fees of transfer agents and registrars, are called “Registration Expenses.” All underwriting discounts and selling commissions applicable to the sale of Registrable Securities are called “Selling Expenses.” The Company will pay all Registration Expenses in connection with the Registration Statement.  Selling Expenses in connection with the Registration Statement shall be borne by the Purchasers and may be apportioned among the Purchasers in proportion to the number of shares sold by each Purchaser relative to the number of shares sold under the Registration Statement.

9.4           Indemnification and Contribution.

(a)           In the event of a registration of any Registrable Securities under the 1933 Act pursuant to Section 9, the Company will, to the extent permitted by law, indemnify and hold harmless the Purchaser, each officer of the Purchaser, each director of the Purchaser, each underwriter of such Registrable Securities thereunder and each other person, if any, who controls such Purchaser or underwriter within the meaning of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which the Purchaser, or such underwriter or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary prospectus or final prospectus contained therein, any Company-Represented Free-Use Writing Prospectus or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and will subject to the provisions of Section 9.4(c), reimburse the Purchaser, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable to the Purchaser to the extent that any such damages arise out of or are based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission in the Registration Statement, any preliminary prospectus or final prospectus contained therein, any Company-Represented Free-Use Writing Prospectus or any amendment or supplement thereof made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Purchaser demanding such indemnification expressly for use in the Registration Statement or the prospectus included therein, or (ii) any untrue statement or omission of a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading in any prospectus contained in the Registration Statement that is corrected in any subsequent prospectus contained in the Registration Statement that was delivered to such Purchaser before the pertinent sale or sales by such

Purchaser.  For the purposes of this Agreement, the term “Company-Represented Free-Use Writing Prospectus” means any “issuer free writing prospectus”, as defined in Commission Rule 433 under the 1933 Act, relating to securities of Company in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the 1933 Act.

(b)           In the event of a registration of any of the Registrable Securities under the 1933 Act pursuant to Section 9, each Purchaser severally and not jointly will, to the extent permitted by law, indemnify and hold harmless the Company, and each person, if any, who controls the Company within the meaning of the 1933 Act, each officer of the Company who signs the Registration Statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the 1933 Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary prospectus or final prospectus contained therein, any Company-Represented Free-Use Writing Prospectus or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the Purchaser will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such Purchaser, as such, furnished in writing to the Company by such Purchaser specifically for use in Registration Statement, any preliminary prospectus or final prospectus contained therein, any Company-Represented Free-Use Writing Prospectus or any amendment or supplement thereof.

(c)           Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 9.4(c) and shall only relieve it from any liability which it may have to such indemnified party under this Section 9.4(c), except and only if and to the extent the indemnifying party is materially prejudiced by such omission.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 9.4(c) for any reasonable legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified parties, as a group, shall have the right to select one separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

(d)           In order to provide for just and equitable contribution in the event of joint liability under the 1933 Act in any case in which either (i) a Purchaser, or any controlling person of a Purchaser, makes a claim for indemnification pursuant to this Section 9.4 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 9.4 provides for indemnification in such case, or (ii) contribution under the 1933 Act may be required on the part of the Purchaser or controlling person of the Purchaser in circumstances for which indemnification is not provided under this Section 9.4; then, and in each such case, the Company and the Purchasers will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect (i) the relative faults of the Company and the Purchasers in connection with the statements or omissions or inaccuracies in the representations and warranties in the Registration Statement that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative faults referred to in clause (i) above but also the relative benefits received by the Company and the Purchasers from the sale of the Securities.  The respective relative benefits received by the Company and the Seller on the one hand and each Purchaser on the other shall be deemed to be in the same proportion as the amount to which the consideration paid by such Purchaser to the Company pursuant to this Agreement for the Securities purchased by such Purchaser that were sold pursuant to the Registration Statement bears to the difference between the amount such Purchaser paid for the Securities that were sold pursuant to the Registration Statement and the amount received by such Purchaser from such sale.  The relative fault of the Company and each Purchaser shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or such Purchaser and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, provided, however, that, in any such case, no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

10.           Miscellaneous.

(a)           Notices.  All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.  The addresses for such communications shall be: (i) if to the Company, to: Challenger Powerboats, Inc., 300 Westlink Drive, Washington, MO 63090, telecopier: (636) 390-2556, with a copy by telecopier only to: Amy Trombly, Esq., Trombly Business Law, 1320 Centre Street, Suite 202, Newton Center, MA 02459, Fax: (617) 243-0066, and (ii) if to the Purchasers, to: the one or more addresses and telecopier numbers indicated on the signature pages hereto.

(b)           Entire Agreement; Assignment.  This Agreement and other documents delivered in connection herewith represent the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties.  Neither the Company nor the Purchasers have relied on any representations not contained or referred to in this Agreement and the documents delivered herewith.  No right or obligation of the Company shall be assigned without prior notice to and the written consent of the Purchasers.

(c)           Counterparts/Execution.  This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.  This Agreement may be executed by facsimile signature and delivered by facsimile transmission.

(d)           Law Governing this Agreement.  This Agreement shall be governed by and construed in accordance with the laws of the State of Missouri without regard to principles of conflicts of laws.  Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of Missouri or in the federal courts located in the state of Missouri.  The parties and the individuals executing this Agreement and other agreements referred to herein or delivered in connection herewith on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury.  The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs.  In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

(e)           Specific Enforcement, Consent to Jurisdiction.  The Company and Purchaser acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.  Subject to Section 10(d) hereof, each of the Company, Purchaser and any signatory hereto in his personal capacity hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction in Missouri of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.  Nothing in this Section 10(e) shall affect or limit any right to serve process in any other manner permitted by law.

(f)            Independent Nature of Purchasers.  The Company acknowledges that the obligations of each Purchaser under the Transaction Documents are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under the Transaction Documents.  The Company acknowledges that the decision of each Purchaser to purchase Securities has been made by such Purchaser independently of any other Purchaser and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser or any of its agents or employees shall have any liability to any Purchaser (or any other person) relating to or arising from any such information, materials, statements or opinions.  The Company acknowledges that nothing contained in any Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto (including, but not limited to, the (i) inclusion of a Purchaser in the Registration Statement and (ii) review by, and consent to, the Registration Statement by a Purchaser) shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  The Company acknowledges that each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of the Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.  The Company acknowledges that it has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because Company was required or requested to do so by the Purchasers.  The Company acknowledges that such procedure with respect to the Transaction Documents in no way creates a presumption that the Purchasers are in any way acting in concert or as a group with respect to the Transaction Documents or the transactions contemplated thereby.

(g)           Equal Treatment.  No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of the Transaction Documents unless the same consideration is also offered and paid to all the parties to the Transaction Documents.

(h)           Finder’s Fees.  Each of the parties to this Agreement hereby represents that, on the basis of any actions and agreements by it, there are no other brokers or finders entitled to compensation in connection with the sale of the Purchased Securities to the Purchasers, except as set out in Schedule 10(h).  The Company agrees to indemnify and hold harmless each Purchaser from any liability for any commission or compensation in the nature of a finder’s, broker’s or similar fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible, including, but not limited to, those fees or other payments owing to the parties set out in Schedule 10(h).  Each Purchaser, severally and not jointly, agrees to indemnify and to hold harmless the Company and each of the other Purchasers from any liability for any commission or compensation in the nature of a finder’s, broker’s or similar fee (and the costs and expenses of defending against such liability or asserted liability) for which such Purchaser or any of its officers, employees, or representatives is responsible.

(i)            Fees and Expenses.  Each party shall pay its own fees and expenses incurred with respect to this Agreement, the documents referred to herein and the transactions contemplated hereby and thereby.

SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT

Please acknowledge your acceptance of the foregoing Securities Purchase Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

CHALLENGER POWERBOATS, INC.
a Nevada corporation

By:

Name: Laurie A. Phillips
Title: Chief Executive Officer

Dated: February 28, 2008

Signature

Name

Legal Entity Name

Subscription Amount in Shares

Price Per Share

Address

TID

Phone #

Fax #

Email

Address for certificates to be sent (if different than above)

SCHEDULE I

WIRE TRANSFER INSTRUCTIONS

	Account Number	ABA: US BANK
FBO: Sun Security Bank	100 436 0820	081 000 210	US Bank
Further Credit to Xtreme Companies Account 195 366 5506

SCHEDULE 3(A)

SUBSIDIARIES

1)

IMAR Group, LLC, a North Dakota limited liability company

2)

Marine Holdings, Inc., a Missouri corporation d/b/a Challenger Offshore

3)

Rockwell Power Systems, Inc., a Delaware corporation

SCHEDULE 3(D)

CAPITALIZATION TABLE

Challenger Powerboats, Inc.

SCHEDULE 3(Q)

UNDISCLOSED LIABILITIES

None.

SCHEDULE 3(W)

TRANSFER AGENT CONTACT INFORMATION

Cindy Sylvester

Pacific Stock Transfer Company

500 E. Warm Springs Road, Suite 240

Las Vegas, NV 89119

Telephone: (702) 361-3033

Fax: (702) 433-1979

Email: cindy@pacificstocktransfer.com

SCHEDULE 3(10(H)

PARTIES RECEIVING FINDERS FEES

None.

EXHIBIT A

LIST OF PURCHASERS